As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ZEROSTACK CORP.

(Exact name of Registrant as specified in its charter)

State of Texas	98-1956033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2626 Cole Ave, Suite 300 Dallas, TX	75204
(Address of Principal Executive Offices)	(Zip Code)

ZeroStack Corp. 2022 Incentive Compensation Plan, as amended on June 6, 2023,
August 14, 2024, June 30, 2025, December 19, 2025 and July 20, 2026

(Full Title of the Plan)

C T Corporation System
1999 Bryan Street, Suite 900
Dallas, TX 75201-3136

(Name and address of agent for service)

(214) 979-1172

(Telephone number, including area code, of agent for service)

Copies to:

Richard Raymer

Nicholas Arruda

Toronto-Dominion Centre

66 Wellington St. W, Suite 3400

Toronto, ON M5K 1E6, Canada

Telephone: (416) 367-7388

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of common stock, $0.0001 par value per share (the "Shares") of ZeroStack Corp. (the "Registrant" or "Company") issuable under the ZeroStack Corp. 2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024, June 30, 2025, December 19, 2025 and July 20, 2026 (the "Plan"), none of which have been issued as of the date of this Registration Statement. These additional Shares are securities of the same class as other securities for which the Registrant previously filed Form S-8 Registration Statements for with the Securities and Exchange Commission (the "SEC") on September 10, 2024 (File No. 333-282022), November 15, 2023 (File No. 333-275576), July 29, 2022 (File No. 333-266400), November 18, 2025 (File No. 333-291612) and December 23, 2025 (File No. 333-292385), which registration statements were each amended by the Post-Effective Amendment No. 1 to Form S-8 filed by the Registrant on August 25, 2026 (the "Post-Effective Amendment").

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the SEC on September 10, 2024 (File No. 333-282022), November 15, 2023 (File No. 333-275576),  July 29, 2022 (File No. 333-266400), November 18, 2025 (File No. 333-291612), and December 23, 2025 (File No. 333-292385), in each case, as amended by the Post-Effective Amendment, are incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Description

3.1	Certificate of Formation of ZeroStack Corp., dated August 18, 2026 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on August 18, 2026.

3.2	Bylaws of ZeroStack Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the SEC on August 18, 2026.

4.1	ZeroStack Corp. 2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024, June 30, 2025, December 19, 2025 and July 20, 2026 (incorporated by reference to Exhibit 4.1 of the Company's Form 8-K filed with the SEC on July 20, 2026).

5.1*	Opinion of Dorsey & Whitney LLP

23.1*	Consent of Davidson & Company LLP, independent registered certified public accounting firm (PCAOB ID# 731).

23.2*	Consent of Dorsey & Whitney LLP (contained in legal opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on this 25th day of August, 2026.

ZeroStack Corp.
.
	By:	/s/ Dany Vaiman
Name: Dany Vaiman
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Daniel Reis-Faria and Dany Vaiman and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel Reis-Faria	Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2026
Daniel Reis-Faria

/s/ Dany Vaiman	Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2026
Dany Vaiman

/s/ Michael Heinrich	Executive Chairman and Director	August 25, 2026
Michael Heinrich

/s/ Edward Woo	Director	August 25, 2026
Edward Woo

/s/ Manfred Leventhal	Director	August 25, 2026
Manfred Leventhal

/s/ Laurence Zeifman	Director	August 25, 2026
Laurence Zeifman